CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 24, 2000, relating to the financial statements and financial highlights of Rochester Fund Municipals, which appear in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
April 18, 2001